UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2008 (April 15, 2008)

THE NASDAQ OMX GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On April 15, 2008, The NASDAQ Stock Market LLC, a wholly owned subsidiary of The NASDAQ OMX Group, Inc., is sending a notice to head traders and others announcing pricing changes, which must be filed with the SEC. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Head Trader Alert dated April 15, 2008.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about pricing changes. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. These factors include, but are not limited to, factors detailed in our annual report on Form 10-K and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

By:	/s/ Edward S. Knight
Name:	Edward S. Knight
Title:	Executive Vice President, General Counsel and Chief Regulatory Officer

Dated: April 15, 2008